SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 15, 2005

SOFTBRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51118	41-2021446
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Meridian Crossings, Suite 800 Minneapolis, Minnesota		55423
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (612) 851-1500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 15, 2005, SoftBrands paid George H. Ellis, its Chief Executive Officer, a bonus of $250,000 with respect to performance for the 2005 fiscal year.  Although SoftBrands did not achieve the listing criteria that its Compensation Committee had established as a condition to the bonus, the Committee waived that criteria because listing was delayed as a result of the Series C Preferred Stock financing that SoftBrands completed last August.  SoftBrands received notification on December 16, 2005 that its listing on the American Stock Exchange had been approved and would, subject to satisfaction of certain conditions, be effective December 28, 2005, as described in item 7.01 below.  SoftBrands also paid David G. Latzke, its Chief Financial Officer, a discretionary bonus of $25,000 on December 15, 2005.

Item 2.02.  Results of Operations and Financial Condition

On December 15, 2005, SoftBrands, Inc. published a press release providing information regarding its results of operations and financial condition for the three months and year ended September 30, 2005 and held a conference call discussing such results.  A copy of the press release, and a copy of the transcript of the conference call, is furnished as an exhibit to this Form 8-K.

Item 7.01.  Regulation FD Disclosure

On December 20, 2005, SoftBrands issued a press release indicating that, subject to satisfaction of certain conditions, SoftBrands common stock will be admitted for trading privileges on the AMEX effective December 28, 2005.  A copy of the press release is furnished as an exhibit to this Form 8-K

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits (furnished but not filed)

99.1                           Press Release dated December 15, 2005 relating to earnings

99.2                           Transcript of earnings conference call held December 15, 2005

99.3                           Press Release dated December 20, 2005 relating to AMEX listing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 20, 2005

SOFTBRANDS, INC.

/s/ David G. Latzke
David G. Latzke, Senior Vice President, Chief
Financial Officer and Secretary